UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 18, 2009, Thomas St. Dennis, Senior Vice President, General Manager Silicon Systems Group and a named executive officer (“NEO”), announced his intention to resign from Applied Materials, Inc. (“Applied”), effective October 2, 2009.

Randhir Thakur, Senior Vice President and, previously, General Manager Display and SunFab Solar Group, has assumed the leadership of the Silicon Systems Group.

Mark R. Pinto, Senior Vice President, Chief Technology Officer, General Manager Energy and Environmental Solutions, has assumed the leadership of the Display and SunFab Solar Group, in addition to his current responsibilities.

(e) In a Current Report on Form 8-K filed on February 12, 2009 with the Securities and Exchange Commission, Applied announced a twenty percent (20%) reduction in the annual base salaries of each of its NEOs, effective February 9, 2009.

On September 15, 2009, the Human Resources and Compensation Committee of Applied’s Board of Directors approved the termination of the 20% reduction in the annual base salaries of each of Applied’s NEOs, effective November 2, 2009. This termination is part of a broader program to restore employees to their regular base pay.

Item 7.01 Regulation FD Disclosure.

On September 18, 2009, Applied issued a press release announcing Mr. St. Dennis’ resignation and the organizational changes reported above. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Applied under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Applied Materials, Inc. dated September 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: September 18, 2009

	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney Senior Vice President General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Applied Materials, Inc. dated September 18, 2009.